UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 17, 2016

Commission	Registrant; State of Incorporation;	I.R.S. Employer
File Number	Address; and Telephone Number	Identification No.

333-21011	FIRSTENERGY CORP.	34-1843785
(An Ohio Corporation)
76 South Main Street
Akron, OH 44308
Telephone (800)736-3402

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders

FirstEnergy Corp. (Company) held its Annual Meeting of Shareholders on May 17, 2016, in Akron, Ohio. Reference is made to the Company’s 2016 Proxy Statement filed with the Securities and Exchange Commission on April 1, 2016, for more information regarding the items set forth below and the vote required for approval of these matters. The matters voted upon and the final results of the vote were as follows:

Item 1 - The following persons (comprising all the nominees for the Board of Directors) were elected to the Company's Board of Directors for a term expiring at the Annual Meeting of Shareholders in 2017 and until their successors shall have been elected:

	Number of Votes
	For	Withheld	Broker Non-Votes

Paul T. Addison	308,701,612	11,891,083	46,353,837
Michael J. Anderson	204,297,408	116,295,287	46,353,837
William T. Cottle	239,621,339	80,971,356	46,353,837
Robert B. Heisler, Jr.	307,737,602	12,855,093	46,353,837
Julia L. Johnson	240,909,082	79,683,613	46,353,837
Charles E. Jones	311,133,629	9,459,066	46,353,837
Ted J. Kleisner	309,168,899	11,423,796	46,353,837
Donald T. Misheff	309,193,393	11,399,302	46,353,837
Thomas N. Mitchell	315,922,342	4,670,353	46,353,837
Ernest J. Novak, Jr.	310,128,081	10,464,614	46,353,837
Christopher D. Pappas	304,086,706	16,505,989	46,353,837
Luis A. Reyes	240,889,631	79,703,064	46,353,837
George M. Smart	239,297,396	81,295,299	46,353,837
Dr. Jerry Sue Thornton	307,167,583	13,425,122	46,353,837

Item 2 - Ratify the appointment of PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm, for the 2016 fiscal year. Item 2 was approved and received the following vote:

Number of Votes
For	Against	Abstentions
360,620,484	4,640,814	1,685,833

Item 3 - Advisory vote to approve named executive officer compensation. Item 3 was approved and received the following vote:

Number of Votes
For	Against	Abstentions	Broker Non-Votes
268,194,493	49,190,508	3,207,694	46,353,837

Item 4 - Approval to Amend the Company’s Amended Articles of Incorporation and Amended Code of Regulations to replace existing supermajority voting requirements with a majority voting power threshold under certain circumstances. Item 4 was not approved, as it did not receive the requisite affirmative vote of 80 percent of the voting power of the Company, and received the following vote:

Number of Votes
For	Against	Abstentions	Broker Non-Votes
288,028,816	30,263,761	2,300,717	46,353,837

Item 5 - Approval to Amend the Company’s Amended Code of Regulations to Implement Proxy Access. Item 5 was not approved, as it did not receive the requisite affirmative vote of 80 percent of the voting power of the Company, and received the following vote:

Number of Votes
For	Against	Abstentions	Broker Non-Votes
305,981,515	11,878,066	2,733,713	46,353,837

Item 6 - Shareholder Proposal: Report - Lobbying Related. A shareholder proposal requesting the preparation of a report, updated annually, disclosing certain lobbying expenditures and related matters. The non-binding proposal was not approved and received the following vote:

Number of Votes
For	Against	Abstentions	Broker Non-Votes
80,145,360	209,595,103	30,852,831	46,353,837

Item 7 - Shareholder Proposal: Report - Climate Change Related. A shareholder proposal requesting that the Company prepare a report quantifying the potential financial losses to the Company associated with stranding its coal generation facilities under a range of climate change driven regulation scenarios. The non-binding proposal was not approved and received the following vote:

Number of Votes
For	Against	Abstentions	Broker Non-Votes
97,191,004	207,853,110	15,548,581	46,353,837

Item 8 - Shareholder Proposal: Director Election Majority Vote Standard. A shareholder proposal requesting the Board of Directors initiate the process to amend the Company’s articles of incorporation to implement a majority of votes cast in director elections, with a plurality vote retained for contested director elections. The non-binding proposal was approved and received the following vote:

Number of Votes
For	Against	Abstentions	Broker Non-Votes
197,164,480	120,255,426	3,173,388	46,353,837

Item 9 - Shareholder Proposal: Simple Majority Vote. A shareholder proposal requesting that the Board of Directors (i) take the steps necessary so that each shareholder voting requirement in the Company’s Amended Articles of Incorporation and Amended Regulations that calls for a greater than simple majority vote be eliminated and replaced by a requirement for a majority of the votes cast for and against the proposal, or a simple majority in compliance with applicable laws and (ii)  fully support this proposal topic and commit to spend up to $10,000 or more to solicit the support needed for passage. The non-binding proposal was approved and received the following vote:

Number of Votes
For	Against	Abstentions	Broker Non-Votes
233,330,907	84,107,680	3,154,707	46,353,837

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

May 17, 2016

FIRSTENERGY CORP.
Registrant

By:	/s/ K. Jon Taylor
K. Jon Taylor Vice President, Controller and Chief Accounting Officer

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